News Release

Contact:
Juan José Orellana
Investor Relations
562-435-3666, ext. 111143

MOLINA HEALTHCARE REPORTS
FIRST QUARTER 2016 RESULTS

•	Net income per diluted share of $0.43.

•	Adjusted net income per diluted share of $0.51.

•	Total revenue of $4.3 billion, up 37% over first quarter 2015.

•	Aggregate membership up 42% over first quarter 2015.

•	2016 outlook for adjusted net income per diluted share revised to range of $2.50 – $2.95

•	2016 outlook for net income per diluted share revised to range of $2.15 – $2.60

Long Beach, California (April 28, 2016) - Molina Healthcare, Inc. (NYSE: MOH) today reported its financial results for the first quarter of 2016.
“Although first quarter results were not in line with our expectations, we nevertheless remain on track to meet our long term goals,” said J. Mario Molina, M.D., chief executive officer of Molina Healthcare, Inc. “During the first quarter we closed on five acquisitions and welcomed nearly 700,000 new members to the Molina family. In total, we increased our membership nearly 20% in the span of three months. There were some disappointments this quarter; however, we remain confident that we can reach our long-term goal of 1.5% to 2.0% after-tax margins by the fourth quarter of 2017.”
First Quarter 2016 Compared with First Quarter 2015
Net income per diluted share decreased to $0.43 in the first quarter of 2016 compared with $0.56 reported for the first quarter of 2015. The primary reason for the decline in earnings year over year was reduced Medicaid Expansion premium rates that lowered income before taxes by approximately $50 million ($0.55 per diluted share).
Strong enrollment growth generated approximately $1 billion, or 34% more premium revenue in the first quarter of 2016 compared with the first quarter of 2015. Enrollment growth was primarily due to increased Marketplace enrollment, the start-up of the Puerto Rico health plan in April 2015, and acquisitions. Consolidated premium revenue measured on a per-member per-month (PMPM) basis decreased approximately 6% in the first quarter of 2016 when compared with the first quarter of 2015. The decline in PMPM premium revenue was primarily the result of lower PMPM premiums for Medicaid Expansion and the Marketplace.

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MOH Reports First Quarter 2016 Results

April 28, 2016

The medical care ratio increased to 89.8% in the first quarter of 2016, from 88.7% in the first quarter of 2015. Consolidated medical care costs measured on a PMPM basis decreased approximately 5% in the first quarter of 2016 when compared with the first quarter of 2015.
General and administrative expenses as a percentage of total revenue (the “general and administrative expense ratio”) decreased slightly to 7.8% in the first quarter of 2016, from 8.1% in the first quarter of 2015, primarily the result of improved leverage of fixed administrative expenses over higher total revenue.
Revised 2016 Outlook
Slower than anticipated realization of the benefits from medical cost management initiatives, combined with the stresses exerted on our administrative capacity by rapid growth, have resulted in medical care costs that have exceeded our expectations. Accordingly, we are revising our 2016 outlook to reflect developments in the first quarter that include, among other things:

•	Higher than anticipated medical care costs at our Ohio and Texas health plans; and

•	Margin pressures as a result of pharmacy costs across the business in general, but particularly in Puerto Rico.
Despite this revision to our 2016 outlook, we expect to achieve our long-term goal of 1.5% to 2.0% profit margin by the fourth quarter of 2017.
The following table presents our revised outlook for fiscal year 2016:

	Low End	High End
Premium Revenue	$16.0B	$16.0B
Health Insurer Fee Revenue	$360M	$360M
Premium Tax Revenue	$440M	$440M
Service Revenue	$560M	$560M
Investment and Other Income	$35M	$35M
Total Revenue	$17.3B	$17.4B
Total Medical Care Costs	$14.2B	$14.2B
Medical Care Ratio	89.2%	88.9%
Total Cost of Service Revenue	$510M	$510M
General & Administrative Expenses	$1.3B	$1.3B
G&A Ratio	7.8%	7.8%
Premium Tax Expense	$440M	$440M
Health Insurer Fee Expense	$233M	$233M
Depreciation & Amortization	$140M	$140M
Interest and Other Expense	$100M	$100M
Income Before Income Taxes	$350M	$400M
EBITDA	$610M	$660M
Effective Tax Rate	64%	62%
After Tax Margin	0.7%	0.9%
Diluted Shares	58M	58M
Net Income per Share	$2.15	$2.60
Adjusted Net Income per Share	$2.50	$2.95
Conference Call
Management will host a conference call and webcast to discuss Molina Healthcare's first quarter results at 5:00 p.m. Eastern time on Thursday, April 28, 2016. The number to call for the interactive teleconference is (212) 231-2905. A telephonic replay of the conference call will be available from 7:00 p.m. Eastern time on Thursday, April 28, 2016, through 6:00 p.m. Eastern Time on Friday, April, 29, 2016, by dialing (800) 633-8284 and entering confirmation number 21808925. A live audio broadcast of Molina Healthcare’s

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MOH Reports First Quarter 2016 Results

April 28, 2016

conference call will be available on our website, molinahealthcare.com. A 30-day online replay will be available approximately an hour following the conclusion of the live broadcast.
About Molina Healthcare
Molina Healthcare, Inc., a FORTUNE 500 company, provides managed health care services under the Medicaid and Medicare programs and through the state insurance marketplaces. Through our locally operated health plans in 11 states across the nation and in the Commonwealth of Puerto Rico, Molina currently serves approximately 4.2 million members. Dr. C. David Molina founded our company in 1980 as a provider organization serving low-income families in Southern California. Today, we continue his mission of providing high quality and cost-effective health care to those who need it most. For more information about Molina Healthcare, please visit our website at molinahealthcare.com.

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MOH Reports First Quarter 2016 Results

April 28, 2016

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This earnings release contains “forward-looking statements” regarding our plans, expectations, and anticipated future events. Actual results could differ materially due to numerous known and unknown risks and uncertainties. Those known risks and uncertainties include, but are not limited to, the following:

•
uncertainties and evolving market and provider economics associated with the implementation of the Affordable Care Act, the Medicaid Expansion, the insurance marketplaces, the effect of various implementing regulations, and uncertainties regarding the Medicare-Medicaid dual eligible demonstration programs in California, Illinois, Michigan, Ohio, South Carolina, and Texas;

•
management of our medical costs, including seasonal flu patterns and rates of utilization that are consistent with our expectations, our ability to reduce over time the high medical costs commonly associated with new patient populations, and the success of our care management initiatives;

•	federal or state medical cost expenditure floors, administrative cost and profit ceilings, premium stabilization programs, profit sharing arrangements, and conflicting interpretations thereof;

•	the interpretation and implementation of at-risk premium rules regarding the achievement of certain quality measures, and our ability to recognize revenue amounts associated therewith;

•	cyber-attacks or other privacy or data security incidents resulting in an inadvertent unauthorized disclosure of protected health information;

•	the success of our new health plan in Puerto Rico, including the resolution of the Puerto Rico debt crisis and the payment of all amounts due under our Medicaid contract;

•	specialty drugs or generic drugs that are exorbitantly priced but not factored into the calculation of our capitated rates;

•
significant budget pressures on state governments and their potential inability to maintain current rates, to implement expected rate increases, or to maintain existing benefit packages or membership eligibility thresholds or criteria, including the resolution of the Illinois budget impasse and continued payment of all amounts due to our Illinois health plan;

•	the accurate estimation of incurred but not reported or paid medical costs across our health plans;

•	retroactive adjustments to premium revenue or accounting estimates which require adjustment based upon subsequent developments or new information;

•	efforts by states to recoup previously paid amounts;

•	the success of our profit improvement and cost-cutting initiatives;

•	the success of our efforts to retain existing government contracts and to obtain new government contracts in connection with state requests for proposals (RFPs) in both existing and new states;

•	the continuation and renewal of the government contracts of both our health plans and Molina Medicaid Solutions and the terms under which such contracts are renewed;

•	complications, member confusion, or enrollment backlogs related to the annual renewal of Medicaid coverage;

•	government audits and reviews, and any fine, enrollment freeze, or monitoring program that may result therefrom;

•	changes with respect to our provider contracts and the loss of providers;

•	approval by state regulators of dividends and distributions by our health plan subsidiaries;

•	changes in funding under our contracts as a result of regulatory changes, programmatic adjustments, or other reforms;

•	high dollar claims related to catastrophic illness;

•	the favorable resolution of litigation, arbitration, or administrative proceedings;

•	the relatively small number of states in which we operate health plans;

•	the effect on our Los Angeles County subcontract of Centene’s acquisition of Health Net;

•
the availability of adequate financing on acceptable terms to fund and capitalize our expansion and growth, repay our outstanding indebtedness at maturity and meet our liquidity needs, including the interest expense and other costs associated with such financing;

•	the failure of a state in which we operate to renew its federal Medicaid waiver;

•	changes generally affecting the managed care or Medicaid management information systems industries;

•	increases in government surcharges, taxes, and assessments;

•	newly emergent viruses or widespread epidemics, including the Zika virus, and associated public alarm;

•	changes in general economic conditions, including unemployment rates;

•	the sufficiency of our funds on hand to pay the amounts due upon conversion of our outstanding notes;

•	increasing competition and consolidation in the Medicaid industry;
and numerous other risk factors, including those discussed in our periodic reports and filings with the Securities and Exchange Commission. These reports can be accessed under the investor relations tab of our website or on the SEC’s website at sec.gov. Given these risks and uncertainties, we can give no assurances that our forward-looking statements will prove to be accurate, or that any other results or events projected or contemplated by our forward-looking statements will in fact occur, and we caution investors not to place undue reliance on these statements. All forward-looking statements in this release represent our judgment as of April 28, 2016, and we disclaim any obligation to update any forward-looking statements to conform the statement to actual results or changes in our expectations.

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MOH Reports First Quarter 2016 Results

April 28, 2016

MOLINA HEALTHCARE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended March 31,
	2016	2015
	(Dollar amounts in millions, except net income per share)
Revenue:
Premium revenue	$3,995	$2,971
Service revenue	140	52
Premium tax revenue	109	95
Health insurer fee revenue	90	48
Investment income	8	3
Other revenue	1	2
Total revenue	4,343	3,171
Operating expenses:
Medical care costs	3,588	2,636
Cost of service revenue	127	36
General and administrative expenses	340	256
Premium tax expenses	109	95
Health insurer fee expenses	58	41
Depreciation and amortization	32	25
Total operating expenses	4,254	3,089
Operating income	89	82
Interest expense	25	15
Income before income tax expense	64	67
Income tax expense	40	39
Net income	$24	$28

Diluted net income per share	$0.43	$0.56

Diluted weighted average shares outstanding	56.9	50.1

Operating Statistics:
Medical care ratio (1)	89.8%	88.7%
General and administrative expense ratio (2)	7.8%	8.1%
Premium tax ratio (1)	2.6%	3.1%
Effective tax rate	61.7%	58.2%
Net profit margin (2)	0.6%	0.9%
____________

(1)	Medical care ratio represents medical care costs as a percentage of premium revenue; premium tax ratio represents premium tax expenses as a percentage of premium revenue plus premium tax revenue.

(2)	Computed as a percentage of total revenue.

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MOH Reports First Quarter 2016 Results

April 28, 2016

MOLINA HEALTHCARE, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2016	2015
	(Unaudited)
	(Amounts in millions, except per-share data)
ASSETS
Current assets:
Cash and cash equivalents	$2,156	$2,329
Investments	2,070	1,801
Receivables	863	597
Income taxes refundable	38	13
Prepaid expenses and other current assets	260	192
Derivative asset	377	374
Total current assets	5,764	5,306
Property, equipment, and capitalized software, net	419	393
Deferred contract costs	79	81
Intangible assets, net	149	122
Goodwill	619	519
Restricted investments	116	109
Deferred income taxes	—	18
Other assets	37	28
	$7,183	$6,576

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Medical claims and benefits payable	$1,940	$1,685
Amounts due government agencies	910	729
Accounts payable and accrued liabilities	601	362
Deferred revenue	94	223
Current portion of long-term debt	455	449
Derivative liability	377	374
Total current liabilities	4,377	3,822
Senior notes	965	962
Lease financing obligations	198	198
Deferred income taxes	15	—
Other long-term liabilities	38	37
Total liabilities	5,593	5,019
Stockholders’ equity:
Common stock, $0.001 par value; 150 shares authorized; outstanding: 57 shares at March 31, 2016 and 56 shares at December 31, 2015	—	—
Preferred stock, $0.001 par value; 20 shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	806	803
Accumulated other comprehensive gain (loss)	2	(4)
Retained earnings	782	758
Total stockholders’ equity	1,590	1,557
	$7,183	$6,576

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MOH Reports First Quarter 2016 Results

April 28, 2016

MOLINA HEALTHCARE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2016	2015
	(Amounts in millions)
Operating activities:
Net income	$24	$28
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	44	33
Deferred income taxes	30	1
Share-based compensation	7	6
Amortization of convertible senior notes and lease financing obligations	8	7
Other, net	6	3
Changes in operating assets and liabilities:
Receivables	(266)	105
Prepaid expenses and other assets	(202)	(137)
Medical claims and benefits payable	255	248
Amounts due government agencies	181	95
Accounts payable and accrued liabilities	205	189
Deferred revenue	(129)	(26)
Income taxes	(24)	2
Net cash provided by operating activities	139	554

Investing activities:
Purchases of investments	(611)	(438)
Proceeds from sales and maturities of investments	348	255
Purchases of property, equipment, and capitalized software	(46)	(25)
Increase in restricted investments	(4)	(5)
Net cash paid in business combinations	(2)	(8)
Other, net	1	(7)
Net cash used in investing activities	(314)	(228)

Financing activities:
Proceeds from employee stock plans	—	1
Other, net	2	4
Net cash provided by financing activities	2	5
Net (decrease) increase in cash and cash equivalents	(173)	331
Cash and cash equivalents at beginning of period	2,329	1,539
Cash and cash equivalents at end of period	$2,156	$1,870

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MOH Reports First Quarter 2016 Results

April 28, 2016

MOLINA HEALTHCARE, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES
We use two non-GAAP financial measures as supplemental metrics in evaluating our financial performance, making financing and business decisions, and forecasting and planning for future periods. For these reasons, management believes such measures are useful supplemental measures to investors in comparing our performance to the performance of other public companies in the health care industry. These non-GAAP financial measures should be considered as supplements to, and not as substitutes for or superior to, GAAP measures.
The first of these non-GAAP measures is earnings before interest, taxes, depreciation and amortization (EBITDA). We believe that EBITDA is particularly helpful in assessing our ability to meet the cash demands of our operating units. The following table reconciles net income, which we believe to be the most comparable GAAP measure, to EBITDA.

	Three Months Ended March 31,
	2016	2015
	(Amounts in millions)
Net income	$24	$28
Adjustments:
Depreciation, and amortization of intangible assets and capitalized software	37	29
Interest expense	25	15
Income tax expense	40	39
EBITDA	$126	$111
The second of these non-GAAP measures is adjusted net income (including adjusted net income per diluted share). We believe that adjusted net income per diluted share is very helpful in assessing our financial performance exclusive of the non-cash impact of the amortization of purchased intangibles. The following table reconciles net income, which we believe to be the most comparable GAAP measure, to adjusted net income.

	Three Months Ended March 31,
	2016		2015
	(In millions, except per diluted share amounts)
	Amount	Per share	Amount	Per share
Net income	$24	$0.43	$28	$0.56
Adjustment, net of tax:
Amortization of intangible assets	5	0.08	3	0.06
Adjusted net income	$29	$0.51	$31	$0.62

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MOH Reports First Quarter 2016 Results

April 28, 2016

MOLINA HEALTHCARE, INC.
UNAUDITED HEALTH PLANS SEGMENT MEMBERSHIP

	March 31,	December 31,	March 31,
	2016	2015	2015
Ending Membership by Health Plan:
California	676,000	620,000	574,000
Florida	576,000	440,000	352,000
Illinois	206,000	98,000	102,000
Michigan	399,000	328,000	256,000
New Mexico	246,000	231,000	222,000
Ohio	336,000	327,000	350,000
Puerto Rico (1)	339,000	348,000	—
South Carolina	102,000	99,000	111,000
Texas	380,000	260,000	268,000
Utah	151,000	102,000	90,000
Washington	672,000	582,000	533,000
Wisconsin	137,000	98,000	107,000
	4,220,000	3,533,000	2,965,000
Ending Membership by Program:
Temporary Assistance for Needy Families (TANF), CHIP(2)	2,485,000	2,312,000	1,825,000
Medicaid Expansion	632,000	557,000	437,000
Aged, Blind or Disabled (ABD)	380,000	366,000	358,000
Marketplace	630,000	205,000	266,000
Medicare-Medicaid Plan (MMP) - Integrated	50,000	51,000	34,000
Medicare Special Needs Plans	43,000	42,000	45,000
	4,220,000	3,533,000	2,965,000
_______________________

(1)	The Puerto Rico health plan began serving members effective April 1, 2015.

(2)	CHIP stands for Children’s Health Insurance Program.

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MOH Reports First Quarter 2016 Results

April 28, 2016

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA
(In millions, except percentages and per-member per-month amounts)

	Three Months Ended March 31, 2016
	Member Months(1)	Premium Revenue		Medical Care Costs		MCR(2)	Medical Margin
		Total	PMPM	Total	PMPM
California	2.0	$541	$273.42	$469	$236.92	86.7%	$72
Florida	1.6	489	295.42	413	249.45	84.4	76
Illinois	0.6	149	267.10	132	236.76	88.6	17
Michigan	1.2	387	320.14	347	287.34	89.8	40
New Mexico	0.7	336	449.52	296	394.77	87.8	40
Ohio	1.0	488	489.14	449	450.11	92.0	39
Puerto Rico	1.0	181	176.85	174	170.43	96.4	7
South Carolina	0.3	84	275.97	67	220.78	80.0	17
Texas	1.1	620	580.81	575	538.91	92.8	45
Utah	0.4	114	264.62	102	235.88	89.1	12
Washington	2.0	506	255.41	458	231.18	90.5	48
Wisconsin	0.4	97	250.36	92	238.01	95.1	5
Other(3)	—	3	—	14	—	—	(11)
	12.3	$3,995	$323.73	$3,588	$290.74	89.8%	$407

	Three Months Ended March 31, 2015
	Member Months(1)	Premium Revenue		Medical Care Costs		MCR(2)	Medical Margin
		Total	PMPM	Total	PMPM
California	1.7	$511	$305.10	$452	$270.37	88.6%	$59
Florida	0.9	311	346.46	281	313.51	90.5	30
Illinois	0.3	104	341.86	90	293.58	85.9	14
Michigan	0.7	220	290.29	185	244.32	84.2	35
New Mexico	0.7	314	458.75	292	426.82	93.0	22
Ohio	1.0	515	488.26	413	391.56	80.2	102
Puerto Rico	—	—	—	—	—	—	—
South Carolina	0.3	91	266.42	74	216.67	81.3	17
Texas	0.8	382	492.38	352	453.30	92.1	30
Utah	0.3	77	290.27	74	278.99	96.1	3
Washington	1.6	376	240.83	352	225.49	93.6	24
Wisconsin	0.3	60	199.61	49	161.13	80.7	11
Other(3)	—	10	—	22	—	—	(12)
	8.6	$2,971	$344.65	$2,636	$305.80	88.7%	$335
____________

(1)	A member month is defined as the aggregate of each month’s ending membership for the period presented.

(2)	The MCR represents medical costs as a percentage of premium revenue.

(3)	“Other” medical care costs include primarily medically related administrative costs at the parent company, and direct delivery costs.

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MOH Reports First Quarter 2016 Results

April 28, 2016

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA
(In millions, except percentages and per-member per-month amounts)

	Three Months Ended March 31, 2016
	Member Months(1)	Premium Revenue		Medical Care Costs		MCR(2)	Medical Margin
		Total	PMPM	Total	PMPM
TANF and CHIP	7.4	$1,324	$178.47	$1,198	$161.46	90.5%	$126
Medicaid Expansion	1.9	679	365.11	574	308.30	84.4	105
ABD	1.2	1,112	961.49	1,041	899.79	93.6	71
Marketplace	1.6	409	251.85	334	205.86	81.7	75
MMP	0.1	340	2,220.68	317	2,070.23	93.2	23
Medicare	0.1	131	1,029.10	124	980.49	95.3	7
	12.3	$3,995	$323.73	$3,588	$290.74	89.8%	$407

	Three Months Ended March 31, 2015
	Member Months(1)	Premium Revenue		Medical Care Costs		MCR(2)	Medical Margin
		Total	PMPM	Total	PMPM
TANF and CHIP	5.5	$972	$177.40	$897	$163.67	92.3%	$75
Medicaid Expansion	1.3	507	397.99	393	308.59	77.5	114
ABD	1.0	940	894.70	863	820.72	91.7	77
Marketplace	0.6	194	332.52	156	268.60	80.8	38
MMP	0.1	225	2,206.17	199	1,950.71	88.4	26
Medicare	0.1	133	1,013.66	128	977.09	96.4	5
	8.6	$2,971	$344.65	$2,636	$305.80	88.7%	$335
_______________________

(1)	A member month is defined as the aggregate of each month’s ending membership for the period presented.

(2)	The MCR represents medical costs as a percentage of premium revenue.

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MOH Reports First Quarter 2016 Results

April 28, 2016

MOLINA HEALTHCARE, INC.
UNAUDITED SELECTED HEALTH PLANS SEGMENT FINANCIAL DATA
(In millions, except percentages and per-member per-month amounts)

The following tables provide the details of our medical care costs for the periods indicated:

	Three Months Ended March 31,
	2016			2015
	Amount	PMPM	% of Total	Amount	PMPM	% of Total
Fee for service	$2,737	$221.77	76.3%	$1,948	$226.04	73.9%
Pharmacy	525	42.53	14.6	351	40.75	13.3
Capitation	295	23.87	8.2	217	25.10	8.2
Direct delivery	16	1.34	0.5	27	3.11	1.0
Other	15	1.23	0.4	93	10.80	3.6
	$3,588	$290.74	100.0%	$2,636	$305.80	100.0%

The following table provides the details of our medical claims and benefits payable as of the dates indicated:

	March 31,	December 31,
	2016	2015
Fee-for-service claims incurred but not paid (IBNP)	$1,392	$1,191
Pharmacy payable	111	88
Capitation payable	138	140
Other (1)	299	266
	$1,940	$1,685
______________________

(1)
“Other” medical claims and benefits payable include amounts payable to certain providers for which we act as an intermediary on behalf of various state agencies without assuming financial risk. Such receipts and payments do not impact our consolidated statements of income. As of March 31, 2016 and December 31, 2015, we had recorded non-risk provider payables of approximately $191 million and $167 million, respectively.

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MOH Reports First Quarter 2016 Results

April 28, 2016

MOLINA HEALTHCARE, INC.
UNAUDITED CHANGE IN MEDICAL CLAIMS AND BENEFITS PAYABLE
(Dollars in millions, except per-member amounts)

Our claims liability includes a provision for adverse claims deviation based on historical experience and other factors including, but not limited to, variations in claims payment patterns, changes in utilization and cost trends, known outbreaks of disease, and large claims. Our reserving methodology is consistently applied across all periods presented. The amounts displayed for “Components of medical care costs related to: Prior period” represent the amount by which our original estimate of claims and benefits payable at the beginning of the period were more than the actual amount of the liability based on information (principally the payment of claims) developed since that liability was first reported. The following table presents the components of the change in medical claims and benefits payable for the periods indicated:

			Year Ended
	Three Months Ended March 31,		December 31,
	2016	2015	2015

Medical claims and benefits payable, beginning balance	$1,685	$1,201	$1,201
Components of medical care costs related to:
Current period	3,755	2,772	11,935
Prior period	(167)	(136)	(141)
Total medical care costs	3,588	2,636	11,794

Change in non-risk provider payables	24	(14)	48
Payments for medical care costs related to:
Current period	2,241	1,648	10,448
Prior period	1,116	727	910
Total paid	3,357	2,375	11,358
Medical claims and benefits payable, ending balance	$1,940	$1,448	$1,685

Benefit from prior period as a percentage of:
Balance at beginning of period	10.0%	11.3%	11.8%
Premium revenue, trailing twelve months	1.2%	1.4%	1.1%
Medical care costs, trailing twelve months	1.3%	1.5%	1.2%

Fee-For-Service Claims Data:
Days in claims payable, fee for service	46	51	48
Number of members at end of year	4,220,000	2,965,000	3,533,000
Number of claims in inventory at end of year	512,600	319,300	380,800
Billed charges of claims in inventory at end of year	$1,141	$848	$816
Claims in inventory per member at end of year	0.12	0.11	0.11
Billed charges of claims in inventory per member at end of year	$270.39	$286.07	$230.91
Number of claims received during the year	12,685,500	8,635,500	40,173,300
Billed charges of claims received during the year	$15,033	$9,892	$46,211

-END-